Exhibit 99.1


                          ABRAXAS PETROLEUM CORPORATION
                            www.abraxaspetroleum.com
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                          San Antonio, Texas 78270-1007
                     Office: 210.490.4788 Fax: 210.490.8816
                                [GRAPHIC OMITTED]
                                  NEWS RELEASE

    Abraxas to Present at the Johnson Rice Emerging Energy Growth Conference

SAN ANTONIO (April 4, 2006) - Abraxas Petroleum Corporation (AMEX:ABP) is scheduled to present at the Johnson Rice Emerging Energy Growth Conference to be held April 4, 2006 in New York. Robert L.G. Watson will be presenting at the event - the corresponding presentation will be posted on the Company's website, http://www.abraxaspetroleum.com, under the Event Calendar for this event.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas' future crude oil and natural gas production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com